Filed Pursuant to Rule 433
                                                             File No. 333-132809

                      STRUCTURAL AND COLLATERAL TERM SHEET

                            GSAMP 2006-S6 TERM SHEET
                            ------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES


The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://sec.gov/Archives/edgar/data/807641/000091412106000903/gs886094-s3.txt
----------------------------------------------------------------------------

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MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT
APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
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--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any placecountry-regionU.S. federal income tax benefits, without
Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                  $354,180,000
                                Approximate(1)(4)
                                  GSAMP 2006-S6
                     GS Mortgage Securities Corp., Depositor
                       Mortgage Pass-Through Certificates


Overview of the Offered Certificates
------------------------------------

--------------- ----------------- ----------- ---------------- ------------ ------------- ----------------------- ------------------
                  Approximate     Expected        Initial                    Estimated           Principal            Expected
   Offered         Principal      Credit       Pass-Through      Fixed /     Avg. Life            Payment            Moody's/S&P
 Certificates    Balance(1)(4)    Support(6)      Rate(5)       Floating      (yrs)(2)          Window(2)(3)           Ratings
--------------- ----------------- ----------- ---------------- ------------ ------------- ----------------------- ------------------
     A-1          $190,531,000      28.25%     LIBOR + [ ]%     Floating        0.79            11/06 - 06/08          Aaa/AAA
     A-2           $62,603,000      28.25%         [ ]%           Fixed         2.12            06/08 - 05/09          Aaa/AAA
     A-3           $19,053,000      28.25%     LIBOR + [ ]%     Floating        2.83            05/09 - 10/09          Aaa/AAA
     M-1           $35,241,000      18.30%     LIBOR + [ ]%     Floating        5.22            02/11 - 03/12          Aa2/AA
     M-2            $8,324,000      15.95%     LIBOR + [ ]%     Floating        4.53            11/10 - 03/12          Aa3/AA-
     M-3           $13,281,000      12.20%     LIBOR + [ ]%     Floating        4.31            06/10 - 03/12           A2/A
     M-4            $6,376,000      10.40%     LIBOR + [ ]%     Floating        4.17            04/10 - 03/12           A3/A-
     M-5            $7,260,000      8.35%          [ ]%           Fixed         4.09            03/10 - 03/12         Baa1/BBB+
     M-6            $5,667,000      6.75%          [ ]%           Fixed         4.03            02/10 - 03/12         Baa2/BBB
     M-7            $5,844,000      5.10%          [ ]%           Fixed         3.99            01/10 - 03/12         Baa3/BBB-
--------------- ----------------- ----------- ---------------- ------------ ------------- ----------------------- ------------------
Total             $354,180,000
--------------- ----------------- ----------- ---------------- ------------ ------------- ----------------------- ------------------

(1) The principal balances of the Offered Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-off Date.

(2) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Offered Certificates.

(3) The last scheduled distribution date for the Offered Certificates is the Distribution Date in October 2036.

(4) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 10%.

(5) See the "Structure of the Offered Certificates" section of this Term Sheet for more information on the pass-through rates of the Offered Certificates.

(6) The credit enhancement includes target overcollateralization of 5.10%. Overcollateralization builds from an initial level of approximately 0.00%.


Selected Mortgage Pool Data (7)
---------------------------

------------------------------------------------------ ----------------
                                                             Aggregate
------------------------------------------------------ ----------------
 Scheduled Principal Balance:                             $354,180,830
 Number of Mortgage Loans:                                       5,145
 Average Scheduled Principal Balance:                          $68,840
 Weighted Average Gross Coupon:                                11.556%
 Weighted Average Net Coupon((8)):                             11.046%
 Weighted Average Original FICO Score:                             697
 % Second Lien Loans:                                          100.00%
 Weighted Average Combined Original LTV Ratio:                  95.92%
 Weighted Average Stated Remaining Term (months):                  177
 Weighted Average Seasoning (months):                                6
 % Fixed-Rate Loans:                                           100.00%
 % Full Doc Loans:                                              13.58%
 % Purchase Loans:                                              70.83%
 % Primary Occupancy Loans:                                     76.40%
 % Single Family Loans and PUD:                                 80.75%
 State with highest representation:                        CA - 19.77%
------------------------------------------------------ ----------------

(7) All percentages of mortgage loans calculated herein are percentages of their scheduled principal balances as of the Cut-off Date.

(8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.


         Features of the Transaction

o The mortgage loans in the transaction consist of fixed rate, second lien residential mortgage loans (the "Mortgage Loans") originated or acquired by American Home Mortgage Corp. ("American Home") (83.92%), Quicken Loans, Inc. ("Quicken") (12.61%), other originators who make up 0.88% of the entire pool, and various other originators whose loans were acquired via the Goldman Sachs Residential Mortgage Conduit Program (2.59%).

o Credit support for the certificates will be provided through a senior/subordinate structure, with initial overcollateralization of 0.00%, building to a target of 5.10%, the yield maintenance agreement, a swap agreement and excess spread.

o   The mortgage loans will be serviced by Ocwen Loan Servicing, LLC ("Ocwen").

o None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as "high cost" loans under any other applicable state, federal or local law, or (c) secured by a property in the state of placecountry-regionGeorgia and originated between October 1, 2002 and March 7, 2003.

o Beginning on the distribution date occurring in April 2007, the certificates will benefit from a swap agreement with an initial swap notional amount of approximately $189,563,694. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to the product of (x) a fixed rate equal to [4.97]% per annum (y) the swap notional amount as set forth below for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as defined in the swap agreement) and the denominator of which is 360, and the trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR, as determined pursuant to the swap agreement, for the related calculation period, (y) the swap notional amount as set forth below for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

o Beginning on the distribution date occurring in April 2007, the certificates will benefit from a yield maintenance agreement with an initial notional amount of approximately $28,379,985. Under the yield maintenance agreement, on each Distribution Date prior to the termination of the yield maintenance agreement, the trust will be entitled to receive from the Yield Maintenance Agreement Provider an amount equal to a per annum rate of the excess, if any, of (i) one-month LIBOR (on an actual/360 basis) over (ii) 5.50%, on the lesser of the class certificate balance of the LIBOR Certificates less the swap notional amount and the cap notional schedule.

o The transaction will be modeled on INTEX as "GSA06S06" and on Bloomberg as "GSAMP 06-S6".

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.


Time Table
----------

Expected Closing Date:         October 20, 2006

Cut-off Date:                  October 1, 2006

Expected Pricing Date:         Week of October 9, 2006

First Distribution Date:       November 27, 2006


Key Terms
---------

Offered Certificates:          Class A Certificates and Class M Certificates

LIBOR Certificates:            Class  A-1, Class A-3, Class  M-1, Class  M-2,
                               Class M-3 and Class M-4 Certificates

Fixed Rate Certificates:       Class A-2, Class M-5, Class M-6 and Class M-7
                               Certificates

Class A Certificates:          Class A-1, Class A-2 and Class A-3 Certificates

Class M Certificates:          Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6 and Class M-7 Certificates

Depositor:                     GS Mortgage Securities Corp.

Lead Manager:                  Goldman, Sachs & Co.

Servicer:                      Ocwen Loan Servicing, LLC

Trustee:                       Deutsche Bank National Trust Company

Swap
Agreement Provider:            TBD

Yield Maintenance
Agreement Provider:            TBD

Servicing Fee Rate:            50 bps

Trustee Fee Rate:              No more than 1 bp

Expense Fee:                   The aggregate of the Servicing Fee at the
                               Servicing Fee Rate and the Trustee Fee at the
                               Trustee Fee Rate

Expense Fee Rate:              The sum of the Servicing Fee Rate and the Trustee
                               Fee Rate

Distribution Date:             25th day of the month or the following Business
                               Day

Mortgage Loans:                The trust will consist of fixed rate, second lien
                               residential mortgage loans

Record Date:                   For any Distribution Date, the last Business Day
                               of the related Interest Accrual Period

Delay Days:                    0 day delay on the LIBOR Certificates and
                               Class A-2 Certificates, 24 day delay on the Fixed
                               Rate Certificates (other than the Class A-2
                               Certificates)

Day Count:                     Actual/360 basis for the LIBOR  Certificates,
                               30/360 basis for the Fixed Rate Certificates

Prepayment Period:             The period commencing on the 16th day of the
                               calendar month preceding the month in which the Distribution Date occurs and ending on the 15th day of the calendar month in which the Distribution Date occurs

Due Period:                    The period commencing on the second day of the
                               calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution
                               Date occurs

Interest Accrual Period:       For the LIBOR Certificates and the Class A-2
                               Certificates, from the prior Distribution Date to the day prior to the current Distribution Date, except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate Certificates (other than the Class
                               A-2 Certificates), from and including the first day of the month prior to the month in which the current Distribution Date occurs to and including the last day of such month

Pricing Prepayment
Assumption:                    CPR starting at 15% CPR in the first month of the
                               mortgage loan (i.e. loan age) and increasing to 35% CPR in month 12 (an approximate 1.818% increase per month), and remaining at 35% CPR thereafter

Excess Spread:                 The initial weighted average net coupon of the
                               mortgage pool will be greater than the interest
                               payments on the Offered Certificates, resulting
                               in excess cash flow calculated in the following
                               manner based on the collateral as of the Cut-off
                               Date:
                               Initial Gross WAC: (1)                  11.556%

                               Less Expense Fee:                        0.510%
                                                                   -------------
                               Net WAC: (1)                            11.046%

                               Less Initial Wtd. Avg.
                               Certificate Coupon (Approx.): (2)        5.576%
                                                                   -------------
                               Initial Excess Spread: (1)               5.470%


                               (1) This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

                               (2)  Assumes 1-month LIBOR equal to 5.327%,
                                    initial marketing spreads and a 30-day
                                    month. This amount will vary on each
                                    distribution date based on changes to the weighted average pass-through rates on the Offered Certificates and as well as any changes in day count.

Servicer Advancing:            The Servicer will make certain advances of
                               principal and interest, subject to recoverability

Compensating Interest:         The Servicer will pay compensating interest up to
                               the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans resulting from principal prepayments in full on the Mortgage Loans during the related Prepayment
                               Period and (B) 50 bps per annum on the aggregate principal balance of the Mortgage loans at the beginning of each related Due Period

Optional Clean-up Call:        The transaction has a 10% Optional Clean-up Call

Rating Agencies:               Standard & Poor's Rating Services, a division of
                               the McGraw Hill Companies, Inc. and Moody's
                               Investor's Service, Inc. will each rate all of the Offered Certificates

Minimum Denomination:          $25,000 with regard to each of the Offered
                               Certificates

Legal Investment:              It is anticipated that the Offered Certificates
                               will not be SMMEA eligible

ERISA Eligible:                Underwriter's exemption is expected to apply to
                               the Offered Certificates. However, in addition, for so long as the swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Tax Treatment:                 Portions of the trust will be treated as multiple
                               real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                               The discussion contained in this term sheet as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written to support the promotion of marketing of the transactions or matters addressed in this term sheet. You should seek advice based on your circumstances form an independent tax advisor.

Registration Statement
and Prospectus:                This term sheet does not contain all information
                               that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

                               The Depositor has filed a registration statement (including the prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

                               The registration statement referred to above
                               (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

  http://sec.gov/Archives/edgar/data/807641/000091412106000903/gs886094-s3.txt
  ----------------------------------------------------------------------------

Risk Factors:                  PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                               INCLUDED IN THE REGISTRATION STATEMENT FOR A
                               DESCRIPTION OF INFORMATION THAT SHOULD BE
                               CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                               THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any placecountry-regionU.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

Structure of the Offered Certificates
-------------------------------------

Description of Principal and Interest Distributions
---------------------------------------------------

Principal will be paid as described under the definition of "Principal Distributions on the Offered Certificates". Prior to the Stepdown Date all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates as described herein. On or after the Stepdown Date, so long as no Trigger Event is in effect, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap (as described below). Interest will be paid monthly, on all of the Fixed Rate Certificates, at a specified rate that will step up after the Optional Clean-up Call date. Interest paid on the Class M-5, Class M-6, and Class M-7 Certificates will be subject to the WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Any reductions in the Pass-Through Rate on the LIBOR certificates and the Class M-5, Class M-6, and Class M-7 Certificates attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future distribution dates, and in the case of the LIBOR Certificates, after payments of carry forward amounts made from amounts received under the yield maintenance agreement or the swap agreement.

Definitions
-----------

Credit Enhancement. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) initial overcollateralization of approximately 0.00% building to 5.10% commencing in November 2006 (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 10.20% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in November 2009; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 56.50%.

-------------------------------------- -------------------------------------- -----------------------------------
                Class                   Target Subordination Percentage(1)         Stepdown Date Percentage
-------------------------------------- -------------------------------------- -----------------------------------
                  A                                   28.25%                                56.50%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-1                                  18.30%                                36.60%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-2                                  15.95%                                31.90%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-3                                  12.20%                                24.40%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-4                                  10.40%                                20.80%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-5                                   8.35%                                16.70%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-6                                   6.75%                                13.50%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-7                                   5.10%                                10.20%
----------------------------------------- ----------------------------------- -----------------------------------

(1) Includes Target Overcollateralization amount


Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date in which the 60 Day+ Rolling Average equals or exceeds 14.15% of the prior period's senior Credit Enhancement Percentage (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

-------------------------------------- --------------------------------------------------------------------------
          Distribution Date                              Cumulative Realized Loss Percentage:
-------------------------------------- --------------------------------------------------------------------------
    November 2008 - October 2009        2.20% for the first month, plus an additional 1/12th of 2.75% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
    November 2009 - October 2010        4.95% for the first month, plus an additional 1/12th of 2.55% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
    November 2010 - October 2011        7.50% for the first month, plus an additional 1/12th of 1.25% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
    November 2011 - October 2012        8.75% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
-------------------------------------- --------------------------------------------------------------------------
    November 2012 and thereafter                                         9.25%
-------------------------------------- --------------------------------------------------------------------------


Step-up Coupons. For the LIBOR Certificates the margin will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A-1 and Class A-3 Certificates will increase to 2 times the margin at issuance and the margin for the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will increase to 1.5 times the margin at issuance. For the Fixed Rate Certificates, the coupon will increase by 0.50%.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a per annum interest rate equal to [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable).

Class A-3 Pass-Through Rate. The Class A-3 Certificates will accrue interest at a at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) (x) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period and (y) with respect to the Class M-5, Class M-6 and Class M-7 Certificates, 1, and (ii) (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, (B) less, solely with respect to calculating the WAC Cap for the LIBOR Certificates, net swap payments out of the trust, if any, and certain swap termination payments owed to the Swap Provider, if any, divided by the class certificate balance of the LIBOR Certificates at the beginning of the related Due Period multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates and the Class M-5, Class M-6, and Class M-7 Certificates, a Basis Risk Carry Forward Amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such Certificates' applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class of certificates' applicable pass-through rate (without regard to the WAC Cap). In the event any class of LIBOR Certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of LIBOR Certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates and the Class A-2 Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by that class' share of net prepayment interest shortfalls and, to the extent not covered by excess interest on the Mortgage Loans for the related Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes). For the Fixed Rate Certificates (other than the Class A-2 Certificates), the amount of interest accrued on any Distribution Date, from and including the first day of the month prior to the month in which the current Distribution Date occurs to and including the last day of such month, as reduced by that class' share of net prepayment interest shortfalls and, to the extent not covered by excess interest on the Mortgage Loans for the related Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount on the Offered Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee, new swap payments out of the trust and certain swap termination payments owed to the Swap Provider, if any.

Principal Remittance Amount. On any Distribution Date, the sum of

      (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the servicer remittance date,

      (ii) the principal portion of all partial prepayments received during the month prior to the month during which such Distribution Date occurs, and full prepayments received during the Prepayment Period applicable to which such Distribution Date occurs,

      (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

      (iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

      (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

      (vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Principal Distribution Amount. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and plus (A) the net swap receipts into the trust, if any (to the extent provided in clause (iii) of "Supplemental Interest Trust" below), and (B) any payment from the yield maintenance agreement, if any, and less (C) net swap payments and certain swap termination payments out of the trust, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all distributions under the headings "Interest Distributions on the Certificates" and "Principal Distributions on the Certificates" below.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards together with accrued and unpaid interest therein, net of amounts reimbursable to the Servicer for the related advances in respect of such Mortgage Loan.

Principal Distributions on the Class A Certificates. On each Distribution Date, the Class A Principal Distribution Amount will be allocated, sequentially, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, in each case until its class certificate balance has been reduced to zero.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 43.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 63.40% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 68.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 75.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 79.20% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 83.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 86.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date)and (H) the class certificate balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 89.80% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


Interest Distributions on the Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the Swap Provider, if any,

(ii) from the Interest Remittance Amount to the Class A Certificates, on a pro rata basis, based on their respective entitlements, the Accrued Certificate Interest and the unpaid interest amount for those classes, and

(iii) from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, the Accrued Certificate Interest each for such class.

Principal Distributions on the Certificates. On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i) to the Class A Certificates, in accordance with the priorities described under "Principal Distributions on the Class A Certificates," until their respective class certificate balances have been reduced to zero, and

(ii) to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero.

On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i) to the Class A Certificates, in accordance with the priorities described under "Principal Distributions on the Class A Certificates," the lesser of the remaining Principal Distribution Amount and the Class A Principal Distribution Amount,

(ii) to the Class M-1 Certificates, the lesser of the (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above and (y) the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iii) to the Class M-2 Certificates, the lesser of the remaining (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above and to the Class M-1 Certificates in clause (ii) above and (y) the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv) to the Class M-3 Certificates, the lesser of the remaining (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (ii) above and to the Class M-2 Certificates in clause (iii) above and (y) the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v) to the Class M-4 Certificates, the lesser of the remaining (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (ii) above, to the Class M-2 Certificates in clause (iii) above and to the Class M-3 Certificates in clause (iv) above and (y) the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi) to the Class M-5 Certificates, the lesser of the remaining(x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (ii) above, to the Class M-2 Certificates in clause (iii) above, to the Class M-3 Certificates in clause (iv) above and to the Class M-4 Certificates in clause (v) above and (y) the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii) to the Class M-6 Certificates, the lesser of the remaining(x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (ii) above, to the Class M-2 Certificates in clause (iii) above, to the Class M-3 Certificates in clause (iv) above, to the Class M-4 Certificates in clause (v) above and to the Class M-5 Certificates in clause (vi) above and (y) the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero, and

(viii) to the Class M-7 Certificates, the lesser of the remaining(x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (ii) above, to the Class M-2 Certificates in clause (iii) above, to the Class M-3 Certificates in clause (iv) above, to the Class M-4 Certificates in clause (v) above, to the Class M-5 Certificates in clause (vi) above and to the Class M-6 Certificates in clause (vii) above and (y) the Class M-7 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate class certificate balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class X Certificates has been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated concurrently on a pro rata basis by aggregate class certificate balance to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates, until their class certificate balance has been reduced to zero.

Supplemental Interest Trust and Yield Maintenance Agreements. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date, and the net swap receivable from the Swap Provider for such Distribution Date and any swap termination payments owed to the Swap Provider or received from the Swap Provider.

Funds received from the Supplemental Interest Trust and yield maintenance agreements on a Distribution Date will be distributed on each Distribution Date in the following order of priority:

(i) to the Swap Provider, any net swap payments and certain swap termination payment (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii)     to the LIBOR certificateholders, to pay interest according to sections
         (i) and (ii) of the "Interest Distributions on the Certificates" section, to the extent unpaid from other available funds,

(iii) to the offered certificateholders, to pay principal according to the section "Principal Distributions on the Certificates," but only to the extent necessary to cause the overcollateralization to be maintained or restored to the required overcollateralization amount as a result of current period or prior period Realized losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv) to the LIBOR certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow" to the extent unpaid from other available funds,

(v) to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)     to the holders of the Class X Certificates, any remaining amounts.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i) sequentially, in ascending numerical order, to the Class M Certificates, any unpaid interest amount for each such class,

(ii) sequentially, first, to the Class A-1 and Class A-3 Certificates pro rata and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class M-7 Certificates any Basis Risk Carry Forward Amount for such classes for such distribution date, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and in the case of the LIBOR Certificates, after taking into account any payments applied from the Swap and the Yield Maintenance Agreement,

(iii) to the Offered Certificates, to cover any Servicemember Civil Relief Act shortfalls, if any, on a pro rata basis,

(iv)     certain swap termination payments to the Supplemental Interest Trust,

(v) to the holders of the Class X Certificates those amounts as set forth in the pooling and servicing agreement and

(vi)     to the holders of the Class R Certificates, any remaining amount.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust and Yield Maintenance Agreements to pay principal as described above, the aggregate class certificate balance of the Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class M Certificates will be reduced, in inverse order of seniority (beginning with the Class M-7 Certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. Losses will not be allocated to the Class A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates until the last scheduled Distribution Date. This reduction of a class certificate balance for realized losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class M Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Remaining Prepayment Penalty Term by Product Type(1)

                                              1-12        13-24         25-36        37-48        49-60
Product                     No Penalty       Months       Months        Months       Months       Months        Total
------------------------------------------------------------------------------------------------------------------------
10 Yr Fixed                   $256,548           $0           $0            $0           $0           $0        $256,548
15 Yr Fixed                    645,555            0            0             0            0            0         645,555
20 Yr Fixed                  1,441,914       69,274            0        20,345            0            0       1,531,533
30 Yr Fixed                  2,538,266      629,415      758,089     1,518,091            0            0       5,443,861
30 Yr Fixed IO                       0            0            0       111,000            0            0         111,000
Fixed Balloon 25/15            422,077            0            0             0            0            0         422,077
Fixed Balloon 30/15        343,657,761      414,861      206,913     1,291,865            0            0     345,571,400
Fixed Balloon 30/15 IO               0            0            0       198,855            0            0         198,855
----------------------    ------------   ----------     --------    ----------       ------       ------    ------------
Total:                    $348,962,121   $1,113,550     $965,002    $3,140,157           $0           $0    $354,180,830
======================    ============   ==========     ========    ==========       ======       ======    ============


                                                    1-12           13-24           25-36           37-48            49-60
Product                        No Penalty          Months          Months          Months          Months           Months
--------------------------------------------------------------------------------------------------------------------------
10 Yr Fixed                         0.07%           0.00%           0.00%           0.00%           0.00%           0.00%
15 Yr Fixed                          0.18            0.00            0.00            0.00            0.00            0.00
20 Yr Fixed                          0.41            0.02            0.00            0.01            0.00            0.00
30 Yr Fixed                          0.72            0.18            0.21            0.43            0.00            0.00
30 Yr Fixed IO                       0.00            0.00            0.00            0.03            0.00            0.00
Fixed Balloon 25/15                  0.12            0.00            0.00            0.00            0.00            0.00
Fixed Balloon 30/15                 97.03            0.12            0.06            0.36            0.00            0.00
Fixed Balloon 30/15 IO               0.00            0.00            0.00            0.06            0.00            0.00
----------------------             ------           -----           -----           -----           -----           -----
Total:                             98.53%           0.31%           0.27%           0.89%           0.00%           0.00%
                                   ======           =====           =====           =====           =====           =====

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

(2)  Totals may not add due to rounding.

Breakeven CDR Table for the Class M Certificates

The assumptions for the breakeven CDR table below are as follows:

o  The Pricing Prepayment Assumption (as defined on page 4 above) is applied

o  1-month LIBOR curve (as of close on October 6, 2006) are used

o  100% loss severity

o  There is a 6 month lag in recoveries

o Run to maturity with collateral losses calculated through the life of the applicable bond

o Certificates are priced at par, except for M-5, M-6, and M-7 priced at 99.4642, 98.7953 and 95.8732 respectively

------------------------------------------------------------------------------------------------------------------------
                                            First Dollar of Loss           LIBOR Flat                 0% Return
------------------------------------------------------------------------------------------------------------------------
    Class M-1     CDR (%)                                     12.31                      12.52                    14.20
                  Yield (%)                                  5.5325                     5.0606                   0.0013
                  WAL                                          5.65                       5.79                     5.77
                  Modified Duration                            4.75                       4.79                     5.19
                  Principal Window                         47 - 357                   47 - 357                 52 - 357
                  Principal Writedown             31,347.32 (0.09%)       1,314,706.64 (3.73%)   11,350,848.13 (32.21%)
                  Total Collat Loss          85,119,155.05 (24.03%)     86,299,433.22 (24.37%)   95,482,441.68 (26.96%)
------------------------------------------------------------------------------------------------------------------------
    Class M-2     CDR (%)                                     10.97                      11.06                    11.59
                  Yield (%)                                  5.6692                     5.0849                   0.0278
                  WAL                                          8.41                       8.62                     8.22
                  Modified Duration                            6.59                       6.67                     7.19
                  Principal Window                         79 - 357                   81 - 357                 92 - 357
                  Principal Writedown              4,329.48 (0.05%)         568,730.31 (6.83%)    3,895,302.82 (46.80%)
                  Total Collat Loss          77,409,679.21 (21.86%)     77,937,351.49 (22.00%)   81,015,598.54 (22.87%)
------------------------------------------------------------------------------------------------------------------------
    Class M-3     CDR (%)                                      8.93                       9.08                     9.82
                  Yield (%)                                  5.8367                     5.1154                   0.0265
                  WAL                                          7.98                       8.15                     7.58
                  Modified Duration                            6.27                       6.35                     6.90
                  Principal Window                         73 - 358                   75 - 358                 84 - 358
                  Principal Writedown             44,753.14 (0.34%)       1,038,855.72 (7.82%)    5,918,746.38 (44.57%)
                  Total Collat Loss          65,047,001.24 (18.37%)     65,983,091.75 (18.63%)   70,537,104.25 (19.92%)
------------------------------------------------------------------------------------------------------------------------
    Class M-4     CDR (%)                                      7.97                       8.07                     8.46
                  Yield (%)                                  5.9618                     5.1270                   0.1473
                  WAL                                          9.56                       9.69                     8.72
                  Modified Duration                            7.17                       7.26                     7.78
                  Principal Window                         92 - 358                   94 - 358                107 - 358
                  Principal Writedown             49,219.84 (0.77%)        697,367.60 (10.94%)    3,289,284.46 (51.59%)
                  Total Collat Loss          58,949,292.32 (16.64%)     59,593,225.36 (16.83%)   62,084,962.20 (17.53%)
------------------------------------------------------------------------------------------------------------------------
    Class M-5     CDR (%)                                      6.88                        N/A                     7.50
                  Yield (%)                                  7.2820                                              0.0893
                  WAL                                          9.53                                                8.23
                  Modified Duration                            6.66                                                7.30
                  Principal Window                         91 - 358                                           110 - 358
                  Principal Writedown             58,349.20 (0.80%)                               4,271,084.46 (58.83%)
                  Total Collat Loss          51,793,900.01 (14.62%)                              55,894,895.68 (15.78%)
------------------------------------------------------------------------------------------------------------------------
    Class M-6     CDR (%)                                      6.09                        N/A                     6.56
                  Yield (%)                                  7.4201                                              0.2020
                  WAL                                         10.16                                                8.56
                  Modified Duration                            6.96                                                7.56
                  Principal Window                         99 - 358                                           120 - 358
                  Principal Writedown             15,219.91 (0.27%)                               3,459,798.22 (61.05%)
                  Total Collat Loss          46,446,393.94 (13.11%)                              49,644,556.16 (14.02%)
------------------------------------------------------------------------------------------------------------------------
    Class M-7     CDR (%)                                      5.42                        N/A                     5.81
                  Yield (%)                                  7.7888                                              0.0766
                  WAL                                         10.30                                                8.27
                  Modified Duration                            6.95                                                7.64
                  Principal Window                        100 - 358                                           122 - 358
                  Principal Writedown             72,275.41 (1.24%)                               3,667,742.28 (62.76%)
                  Total Collat Loss          41,800,240.23 (11.80%)                              44,517,322.03 (12.57%)
------------------------------------------------------------------------------------------------------------------------

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) day count convention of actual/360 is applied and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. The Effective WAC Cap includes cashflow from the Swap and Yield Maintenance Agreement weighted by the class certificate balance of the LIBOR Certificates and 1-month LIBOR remains constant at 20.00%. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

            Distribution                  Effective              Distribution                   Effective
 Period         Date       WAC Cap (%)   WAC CAP (%)   Period        Date        WAC CAP (%)   WAC Cap (%)
------------------------------------------------------------------------------------------------------------
    1          Nov-06         11.05         11.05        49         Nov-10          10.69         25.35
    2          Dec-06         11.05         11.05        50         Dec-10          11.05         25.70
    3          Jan-07         10.69         10.69        51         Jan-11          10.69         25.34
    4          Feb-07         10.69         10.69        52         Feb-11          10.69         25.34
    5          Mar-07         11.84         11.84        53         Mar-11          11.84         26.48
    6          Apr-07         10.69         25.35        54         Apr-11          10.69         25.33
    7          May-07         11.05         25.60        55         May-11          11.05         25.68
    8          Jun-07         10.69         25.13        56         Jun-11          10.69         25.32
    9          Jul-07         11.05         25.37        57         Jul-11          11.05         25.68
   10          Aug-07         10.69         24.89        58         Aug-11          10.69         25.32
   11          Sep-07         10.69         24.75        59         Sep-11          10.69         25.31
   12          Oct-07         11.05         24.97        60         Oct-11          11.05         25.67
   13          Nov-07         10.69         24.46        61         Nov-11          10.69         10.69
   14          Dec-07         11.05         24.78        62         Dec-11          11.05         11.05
   15          Jan-08         10.69         24.41        63         Jan-12          10.69         10.69
   16          Feb-08         10.69         24.41        64         Feb-12          10.69         10.69
   17          Mar-08         11.43         25.14        65         Mar-12          11.43         11.43
   18          Apr-08         10.69         24.41        66         Apr-12          10.69         10.69
   19          May-08         11.05         24.76        67         May-12          11.05         11.05
   20          Jun-08         10.69         24.39        68         Jun-12          10.69         10.69
   21          Jul-08         11.05         25.51        69         Jul-12          11.05         11.05
   22          Aug-08         10.69         25.62        70         Aug-12          10.69         10.69
   23          Sep-08         10.69         25.58        71         Sep-12          10.69         10.69
   24          Oct-08         11.05         25.94        72         Oct-12          11.05         11.05
   25          Nov-08         10.69         25.58        73         Nov-12          10.69         10.69
   26          Dec-08         11.05         25.94        74         Dec-12          11.05         11.05
   27          Jan-09         10.69         25.58        75         Jan-13          10.69         10.69
   28          Feb-09         10.69         25.55        76         Feb-13          10.69         10.69
   29          Mar-09         11.84         26.68        77         Mar-13          11.84         11.84
   30          Apr-09         10.69         25.51        78         Apr-13          10.69         10.69
   31          May-09         11.05         25.85        79         May-13          11.05         11.05
   32          Jun-09         10.69         25.47        80         Jun-13          10.69         10.69
   33          Jul-09         11.05         25.34        81         Jul-13          11.05         11.05
   34          Aug-09         10.69         24.64        82         Aug-13          10.69         10.69
   35          Sep-09         10.69         24.62        83         Sep-13          10.69         10.69
   36          Oct-09         11.05         24.97        84         Oct-13          11.05         11.05
   37          Nov-09         10.69         24.60        85         Nov-13          10.69         10.69
   38          Dec-09         11.05         24.94        86         Dec-13          11.05         11.05
   39          Jan-10         10.69         24.57        87         Jan-14          10.69         10.69
   40          Feb-10         10.69         24.55        88         Feb-14          10.69         10.69
   41          Mar-10         11.84         25.72        89         Mar-14          11.84         11.84
   42          Apr-10         10.69         25.08        90         Apr-14          10.69         10.69
   43          May-10         11.05         25.73        91         May-14          11.05         11.05
   44          Jun-10         10.69         25.37        92         Jun-14          10.69         10.69
   45          Jul-10         11.05         25.72        93         Jul-14          11.05         11.05
   46          Aug-10         10.69         25.36        94         Aug-14          10.69         10.69
   47          Sep-10         10.69         25.36        95         Sep-14          10.69         10.69
   48          Oct-10         11.05         25.71        96         Oct-14          11.05         11.05
------------------------------------------------------------------------------------------------------------


              Distribution                  Effective
 Period           Date       WAC CAP (%)   WAC Cap (%)
-----------------------------------------------------------
   97            Nov-14         10.69         10.69
   98            Dec-14         11.05         11.05
   99            Jan-15         10.69         10.69
   100           Feb-15         10.69         10.69
   101           Mar-15         11.84         11.84
   102           Apr-15         10.69         10.69
   103           May-15         11.05         11.05
   104           Jun-15         10.69         10.69
   105           Jul-15         11.05         11.05
   106           Aug-15         10.69         10.69
   107           Sep-15         10.69         10.69
   108           Oct-15         11.05         11.05
   109           Nov-15         10.69         10.69
   110           Dec-15         11.05         11.05
   111           Jan-16         10.69         10.69
   112           Feb-16         10.69         10.69
   113           Mar-16         11.43         11.43
   114           Apr-16         10.69         10.69
   115           May-16         11.05         11.05
   116           Jun-16         10.69         10.69
   117           Jul-16         11.05         11.05
   118           Aug-16         10.69         10.69
   119           Sep-16         10.69         10.69
   120           Oct-16         11.05         11.05
-----------------------------------------------------------

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) 1-Month LIBOR increases in accordance with the LIBOR Forward Curves as of the close on October 6, 2006,
(ii) day count convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period    Distribution Date   Excess Spread (%)   Period    Distribution Date   Excess Spread (%)
--------------------------------------------------------------------------------------------------
    1          Nov-06               4.46            49           Nov-10              5.82
    2          Dec-06               5.46            50           Dec-10              5.96
    3          Jan-07               5.35            51           Jan-11              5.81
    4          Feb-07               5.38            52           Feb-11              5.80
    5          Mar-07               5.85            53           Mar-11              6.23
    6          Apr-07               5.69            54           Apr-11              5.79
    7          May-07               5.83            55           May-11              5.94
    8          Jun-07               5.73            56           Jun-11              5.79
    9          Jul-07               5.88            57           Jul-11              5.93
   10          Aug-07               5.79            58           Aug-11              5.78
   11          Sep-07               5.83            59           Sep-11              5.78
   12          Oct-07               5.97            60           Oct-11              5.92
   13          Nov-07               5.91            61           Nov-11              5.74
   14          Dec-07               6.04            62           Dec-11              5.88
   15          Jan-08               5.95            63           Jan-12              5.73
   16          Feb-08               5.95            64           Feb-12              5.73
   17          Mar-08               6.13            65           Mar-12              6.02
   18          Apr-08               5.95            66           Apr-12              5.49
   19          May-08               6.03            67           May-12              5.64
   20          Jun-08               5.95            68           Jun-12              5.49
   21          Jul-08               6.05            69           Jul-12              5.64
   22          Aug-08               5.98            70           Aug-12              5.48
   23          Sep-08               6.00            71           Sep-12              5.48
   24          Oct-08               6.10            72           Oct-12              5.63
   25          Nov-08               6.02            73           Nov-12              5.47
   26          Dec-08               6.13            74           Dec-12              5.62
   27          Jan-09               6.05            75           Jan-13              5.47
   28          Feb-09               6.06            76           Feb-13              5.46
   29          Mar-09               6.41            77           Mar-13              5.93
   30          Apr-09               6.09            78           Apr-13              5.46
   31          May-09               6.22            79           May-13              5.61
   32          Jun-09               6.12            80           Jun-13              5.46
   33          Jul-09               6.25            81           Jul-13              5.61
   34          Aug-09               6.14            82           Aug-13              5.45
   35          Sep-09               6.15            83           Sep-13              5.45
   36          Oct-09               6.28            84           Oct-13              5.60
   37          Nov-09               6.13            85           Nov-13              5.46
   38          Dec-09               6.06            86           Dec-13              5.64
   39          Jan-10               5.75            87           Jan-14              5.51
   40          Feb-10               5.72            88           Feb-14              5.54
   41          Mar-10               6.15            89           Mar-14              6.04
   42          Apr-10               5.78            90           Apr-14              5.60
   43          May-10               5.96            91           May-14              5.79
   44          Jun-10               5.81            92           Jun-14              5.67
   45          Jul-10               5.96            93           Jul-14              5.86
   46          Aug-10               5.81            94           Aug-14              5.74
   47          Sep-10               5.81            95           Sep-14              5.78
   48          Oct-10               5.96            96           Oct-14              5.97
--------------------------------------------------------------------------------------------------


 Period      Distribution Date     Excess Spread (%)
----------------------------------------------------------
    97            Nov-14                 5.86
    98            Dec-14                 6.05
    99            Jan-15                 5.94
   100            Feb-15                 5.99
   101            Mar-15                 6.51
   102            Apr-15                 6.09
   103            May-15                 6.29
   104            Jun-15                 6.19
   105            Jul-15                 6.39
   106            Aug-15                 6.29
   107            Sep-15                 6.34
   108            Oct-15                 6.54
   109            Nov-15                 6.45
   110            Dec-15                 6.65
   111            Jan-16                 6.57
   112            Feb-16                 6.63
   113            Mar-16                 6.98
   114            Apr-16                 6.76
   115            May-16                 6.97
   116            Jun-16                 6.90
   117            Jul-16                 7.10
   118            Aug-16                 7.05
   119            Sep-16                 7.12
   120            Oct-16                 7.33
----------------------------------------------------------

Prepayment Table for the Class A Certificates and Class M Certificates
----------------------------------------------------------------------

The assumptions for the Prepayment table below are as follows:

o      Run to maturity

o      Assumes that the 25th of each month is a business day

o      Static LIBOR

Class A-1            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   1.53          1.04          0.79          0.64          0.53          0.46
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         1             1             1             1             1             1
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay          42            27            20            15            13            10
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class A-2            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   6.12          3.70          2.12          1.63          1.31          1.09
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         42            27            20            15            13            10
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         126            82            31            24            19            16
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class A-3            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                  13.23          9.73          2.83          2.16          1.71          1.40
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay        126            82            31            24            19            16
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           174            36            28            22            18
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-1            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   8.03          5.78          6.54          4.96          3.88          3.09
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            42            52            40            31            25
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           174           146           111            86            68
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-2            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   8.03          5.64          4.91          3.73          2.93          2.34
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            41            49            37            29            23
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           165           119            90            70            56
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-3            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   8.03          5.60          4.68          3.56          2.79          2.23
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            40            44            34            26            21
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           160           115            87            68            54
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-4            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   8.03          5.54          4.52          3.43          2.70          2.16
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            39            42            32            25            20
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           150           108            82            64            51
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-5            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   8.03          5.51          4.42          3.36          2.64          2.11
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            38            41            31            24            20
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           144           104            78            61            49
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-6            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   8.03          5.45          4.33          3.30          2.58          2.07
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            38            40            30            24            19
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           136            98            74            58            46
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-7            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   8.03          5.39          4.25          3.23          2.54          2.04
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            38            39            30            23            19
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         174           128            92            70            54            43
----------------- ------------- ------------- ------------- ------------- ------------- -------------

Prepayment Table for the Class A Certificates and Class M Certificates
----------------------------------------------------------------------

The assumptions for the Prepayment table below are as follows:

o  Run to call; 10% clean-up call is exercised on the first date possible

o  Assumes that the 25th of each month is a business day

o  Static LIBOR

Class A-1            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   1.53          1.04          0.79          0.64          0.53          0.46
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         1             1             1             1             1             1
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay          42            27            20            15            13            10
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class A-2            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   6.12          3.70          2.12          1.63          1.31          1.09
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         42            27            20            15            13            10
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         126            82            31            24            19            16
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class A-3            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                  11.42          7.45          2.83          2.16          1.71          1.40
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay        126            82            31            24            19            16
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            36            28            22            18
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-1            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   7.59          5.22          5.22          3.95          3.08          2.49
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            42            52            40            31            25
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            65            49            38            31
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-2            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   7.59          5.11          4.53          3.44          2.69          2.17
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            41            49            37            29            23
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            65            49            38            31
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-3            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   7.59          5.08          4.31          3.27          2.57          2.07
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            40            44            34            26            21
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            65            49            38            31
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-4            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   7.59          5.05          4.17          3.16          2.48          2.01
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            39            42            32            25            20
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            65            49            38            31
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-5            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   7.59          5.04          4.09          3.11          2.44          1.97
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            38            41            31            24            20
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            65            49            38            31
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-6            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   7.59          5.03          4.03          3.07          2.40          1.94
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            38            40            30            24            19
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            65            49            38            31
----------------- ------------- ------------- ------------- ------------- ------------- -------------


Class M-7            50 PPA        75 PPA       100 PPA       125 PPA       150 PPA       175 PPA
----------------- ------------- ------------- ------------- ------------- ------------- -------------
WAL                   7.59          5.03          3.99          3.04          2.38          1.92
----------------- ------------- ------------- ------------- ------------- ------------- -------------
First Prin Pay         43            38            39            30            23            19
----------------- ------------- ------------- ------------- ------------- ------------- -------------
Last Prin Pay         138            90            65            49            38            31
----------------- ------------- ------------- ------------- ------------- ------------- -------------

Swap Agreement. Beginning with the payment in April 2007, this transaction will contain a swap agreement with an initial notional amount of approximately $189,563,694. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of [4.97]% (on a actual/360 basis) on the scheduled notional amount to the Swap Provider and the trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on an actual/360 basis) on the scheduled notional amount from the Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party.


                                  Swap Schedule


                                          Notional                                           Notional
    Period      Distribution Date        Amount ($)       Period     Distribution Date       Amount ($)
--------------------------------------------------------------------------------------------------------
       1              Nov-06                      0         38          Dec-09               30,108,657
       2              Dec-06                      0         39          Jan-10               28,283,462
       3              Jan-07                      0         40          Feb-10               26,568,777
       4              Feb-07                      0         41          Mar-10               24,957,917
       5              Mar-07                      0         42          Apr-10               23,444,603
       6              Apr-07            189,563,694         43          May-10               22,022,931
       7              May-07            171,608,967         44          Jun-10               20,687,362
       8              Jun-07            154,684,210         45          Jul-10               19,432,683
       9              Jul-07            138,780,249         46          Aug-10               18,254,001
      10              Aug-07            123,800,948         47          Sep-10               17,146,720
      11              Sep-07            109,739,238         48          Oct-10               16,106,516
      12              Oct-07             96,521,398         49          Nov-10               15,129,332
      13              Nov-07             85,251,326         50          Dec-10               14,211,354
      14              Dec-07             85,251,326         51          Jan-11               13,348,999
      15              Jan-08             85,251,326         52          Feb-11               12,538,900
      16              Feb-08             85,251,326         53          Mar-11               11,777,895
      17              Mar-08             85,251,326         54          Apr-11               11,063,010
      18              Apr-08             85,251,326         55          May-11               10,391,456
      19              May-08             85,251,326         56          Jun-11                9,760,609
      20              Jun-08             80,554,069         57          Jul-11                9,168,004
      21              Jul-08             73,554,233         58          Aug-11                8,611,325
      22              Aug-08             66,977,759         59          Sep-11                8,088,397
      23              Sep-08             60,799,064         60          Oct-11                7,597,177
      24              Oct-08             60,799,064         61          Nov-11                        0
      25              Nov-08             60,799,064
      26              Dec-08             60,799,064
      27              Jan-09             59,882,490
      28              Feb-09             56,255,335
      29              Mar-09             52,847,644
      30              Apr-09             49,646,150
      31              May-09             46,638,386
      32              Jun-09             43,812,642
      33              Jul-09             41,157,911
      34              Aug-09             38,663,854
      35              Sep-09             36,320,756
      36              Oct-09             34,119,489
      37              Nov-09             32,051,476
--------------------------------------------------------------------------------------------------------

Yield Maintenance Agreement. Beginning with the payment in April 2007, this transaction will contain a yield maintenance agreement with an initial notional amount of approximately $28,379,985. Under the yield maintenance agreement, on each Distribution Date prior to the termination of the yield maintenance agreement, the trust will be entitled to receive an amount equal to a per annum rate of the excess, if any, of (i) one-month LIBOR (on an actual/360 basis) over
(ii) 5.50%, on the lesser of the cap notional amount and the aggregate class certificate balance of the LIBOR Certificates less the swap notional from the Cap Provider.



                                  Cap Schedule


                                         Notional                                             Notional
    Period      Distribution Date       Amount ($)       Period     Distribution Date        Amount ($)
--------------------------------------------------------------------------------------------------------
       1              Nov-06                      0         38           Dec-09              33,963,687
       2              Dec-06                      0         39           Jan-10              35,788,881
       3              Jan-07                      0         40           Feb-10              37,503,567
       4              Feb-07                      0         41           Mar-10              39,114,426
       5              Mar-07                      0         42           Apr-10              40,627,741
       6              Apr-07             28,379,985         43           May-10              41,883,341
       7              May-07             34,096,136         44           Jun-10              40,933,114
       8              Jun-07             39,166,191         45           Jul-10              39,983,437
       9              Jul-07             43,648,780         46           Aug-10              39,036,311
      10              Aug-07             47,572,437         47           Sep-10              38,093,543
      11              Sep-07             50,990,655         48           Oct-10              37,156,761
      12              Oct-07             53,936,450         49           Nov-10              36,227,428
      13              Nov-07             55,269,135         50           Dec-10              35,306,853
      14              Dec-07             46,438,247         51           Jan-11              34,396,202
      15              Jan-08             38,288,613         52           Feb-11              33,496,514
      16              Feb-08             30,428,597         53           Mar-11              32,608,703
      17              Mar-08             22,847,929         54           Apr-11              31,733,574
      18              Apr-08             15,536,701         55           May-11              30,871,828
      19              May-08              8,485,357         56           Jun-11              30,024,070
      20              Jun-08              6,381,936         57           Jul-11              29,190,821
      21              Jul-08             11,697,093         58           Aug-11              28,372,522
      22              Aug-08             18,273,567         59           Sep-11              27,569,536
      23              Sep-08             24,452,262         60           Oct-11              26,782,162
      24              Oct-08             24,452,262         61           Nov-11                       0
      25              Nov-08             24,452,262
      26              Dec-08             24,452,262
      27              Jan-09             25,368,836
      28              Feb-09             28,995,991
      29              Mar-09             32,403,682
      30              Apr-09             35,605,176
      31              May-09             38,612,940
      32              Jun-09             40,035,519
      33              Jul-09             38,443,322
      34              Aug-09             36,841,606
      35              Sep-09             35,234,719
      36              Oct-09             33,626,610
      37              Nov-09             32,020,868
--------------------------------------------------------------------------------------------------------

Selected Mortgage Loan Data(1)(2)


                       The Mortgage Loans - All Collateral


Scheduled Principal Balance:                                  $354,180,830
Number of Mortgage Loans:                                            5,145
Average Scheduled Principal Balance:                               $68,840
Weighted Average Gross Coupon:                                     11.556%
Weighted Average Net Coupon: ((3))                                 11.046%
Weighted Average Original FICO Score:                                  697
Weighted Average Original LTV Ratio:                                23.89%
Weighted Average Combined Original LTV Ratio:                       95.92%
Weighted Average Stated Remaining Term (months):                       177
Weighted Average Seasoning(months):                                      6

1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.

2)    Totals throughout this section may not add due to rounding.

3) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.



                    Distribution by Current Principal Balance

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
Current Principal       Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
     Balance           of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
$25,000 & Below           733       $ 13,341,931    3.77%     12.007%      693         $18,202       95.93%      20.17%      46.00%
$25,001 - $50,000       1,756         65,180,528   18.40      11.826       690          37,119       96.18       18.31       62.32
$50,001 - $75,000       1,105         68,289,200   19.28      11.814       691          61,800       96.00       14.76       70.25
$75,001 - $100,000        617         54,040,058   15.26      11.701       694          87,585       94.88       11.29       76.75
$100,001 -$125,000        322         36,194,627   10.22      11.526       697         112,406       95.97       13.30       81.98
$125,001 -$150,000        205         28,071,495    7.93      11.250       702         136,934       95.54       10.06       84.76
$150,001 -$200,000        256         45,472,023   12.84      11.593       701         177,625       96.12       12.81       83.78
$200,001 & Above          151         43,590,967   12.31      10.615       713         288,682       96.71        8.77       98.20
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                          Distribution by Current Rate

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
Current Rate           of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
7.49% & Below              10       $    988,392    0.28%      7.067%      763         $98,839       98.18%       5.68%      100.00%
7.50 - 7.99%               14          1,149,898    0.32       7.717       709          82,136       93.32       14.23       80.60
8.00 - 8.49%               35          2,592,312    0.73       8.207       728          74,066       96.01       14.35       89.72
8.50 - 8.99%               82          5,490,893    1.55       8.691       702          66,962       92.45       10.40       93.41
9.00 - 9.49%               91          5,222,932    1.47       9.246       702          57,395       92.53       13.59       84.68
9.50 - 9.99%              218         15,639,591    4.42       9.735       700          71,741       95.50       13.79       90.40
10.00 - 10.49%            466         38,859,858   10.97      10.254       712          83,390       95.84       14.28       91.95
10.50 - 10.99%            651         63,469,311   17.92      10.705       704          97,495       95.92       11.34       89.57
11.00 - 11.99%            911         64,201,737   18.13      11.415       697          70,474       96.13       15.34       74.63
12.00 - 12.49%            962         59,732,111   16.86      12.189       690          62,092       96.05       13.23       69.12
12.50 - 12.99%            979         57,892,993   16.35      12.651       691          59,135       96.24       15.36       66.90
13.00 - 13.49%            440         25,064,701    7.08      13.194       676          56,965       96.04       10.68       71.17
13.50% & Above            286         13,876,099    3.92      14.821       695          48,518       96.31       14.42       30.99
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                      Distribution by Original Credit Score

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
  Original              Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
Credit Score           of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
760 & Above               539       $ 35,962,168   10.15%     11.437%      778         $66,720       96.12%      13.92%      53.97%
740 - 759                 379         27,221,997    7.69      11.379       749          71,826       96.35        9.28       57.43
720 - 739                 490         35,302,314    9.97      11.392       729          72,046       95.94        9.71       65.73
700 - 719                 585         46,307,506   13.07      11.249       708          79,158       96.44       11.09       70.08
680 - 699                 983         82,234,945   23.22      11.157       689          83,657       95.92       10.85       76.89
660 - 679                 987         67,063,307   18.93      11.906       668          67,947       95.44       11.00       86.87
640 - 659                 562         28,261,125    7.98      12.164       649          50,287       96.39       23.86       97.27
620 - 639                 604         30,881,617    8.72      12.249       630          51,129       95.06       25.91       96.99
619 & Below                16            945,849    0.27      11.492       604          59,116       99.33       100.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                              Distribution by Lien

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
    Lien               of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
2                       5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                      Distribution by Combined Original LTV

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
  Combined              Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
Original LTV           of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00% & Below             15       $  1,114,671    0.31%     11.102%      686         $74,311       47.32%       0.00%      83.78%
60.01 - 70.00%             27          2,025,879    0.57      10.716       673          75,033       65.42        1.48       81.39
70.01 - 80.00%             96          7,137,242    2.02      11.222       686          74,346       78.20        6.19       77.53
80.01 - 85.00%             87          5,564,375    1.57      11.219       702          63,958       83.64        8.50       73.78
85.01 - 90.00%            765         50,090,900   14.14      11.613       699          65,478       89.63        7.65       73.62
90.01 - 95.00%          1,414        101,177,651   28.57      11.511       697          71,554       94.82       16.21       75.20
95.01 - 100.00%         2,741        187,070,112   52.82      11.600       697          68,249       99.87       14.38       77.72
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                          Distribution by Original LTV

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
Original LTV           of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
10.00% & Below            323       $ 10,500,273    2.96%     10.944%      687         $32,509       92.78%       9.95%      62.40%
10.01 - 15.00%            564         24,287,732    6.86      11.336       685          43,063       94.49       13.69       67.70
15.01 - 20.00%          1,915        113,423,125   32.02      11.693       684          59,229       96.19       16.80       78.62
20.01 - 25.00%          1,080         80,181,134   22.64      11.642       709          74,242       96.03       11.83       55.92
25.01 - 30.00%          1,097        107,297,449   30.29      11.484       704          97,810       96.10       12.17       90.52
30.01% & Above            166         18,491,116    5.22      11.398       703         111,392       96.41       11.49       88.92
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                          Distribution by Documentation

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
Documentation          of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
SIVA                    2,212       $151,048,392   42.65%     11.565%      695         $68,286       95.49%       0.00%      76.52%
No Ratio                1,453        108,113,371   30.52      11.535       702          74,407       96.49        0.00       74.44
Full/Alt                  812         48,089,803   13.58      11.610       687          59,224       96.85       100.00      78.91
NINA/No Doc               485         34,587,129    9.77      11.504       702          71,314       94.90        0.00       77.93
SISA                      183         12,342,136    3.48      11.577       699          67,443       95.52        0.00       77.94
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                             Distribution by Purpose

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
   Purpose             of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
Purchase                3,606       $250,875,695   70.83%     11.660%      705         $69,572       96.28%      12.44%      71.72%
Cashout Refi            1,120         84,628,760   23.89      11.295       682          75,561       95.01       13.02       86.72
Rate/term
Refi                      419         18,676,375    5.27      11.351       660          44,574       95.27       31.36       92.36
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                            Distribution by Occupancy

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
   Occupancy           of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
Owner Occupied          3,446       $270,577,358   76.40%     11.331%      689         $78,519       95.96%      14.02%      100.00%
Investor                1,453         68,303,293   19.28      12.345       722          47,008       95.81       12.52        0.00
Second Home               246         15,300,178    4.32      12.013       718          62,196       95.83       10.41        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                          Distribution by Property Type

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
  Property              Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
    Type               of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
Single Family           3,026       $197,104,112   55.65%     11.431%      692         $65,137       95.95%      14.17%      82.16%
PUD                     1,107         88,899,396   25.10      11.544       703          80,307       96.17       13.01       77.72
2-4 Family                512         38,163,537   10.78      12.084       708          74,538       95.31       14.37       51.96
Condo                     492         29,648,416    8.37      11.747       700          60,261       95.81       10.13       65.35
Townhouse                   8            365,369    0.10      11.462       662          45,671       95.58       29.58       91.80
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                              Distribution by State

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
   State               of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
CA                        595       $ 70,006,615   19.77%     11.103%      701         $117,658      95.72%      10.12%      83.94%
FL                        563         42,004,914   11.86      11.689       707          74,609       96.11        9.64       67.07
VA                        257         21,690,295    6.12      11.278       694          84,398       96.87       10.92       86.60
AZ                        282         21,089,623    5.95      11.611       710          74,786       96.77       11.84       67.59
IL                        316         19,527,732    5.51      11.615       695          61,797       95.89       13.53       70.31
NY                        184         18,042,947    5.09      11.710       690          98,059       94.73       12.71       84.53
MD                        225         16,371,259    4.62      11.481       685          72,761       94.69       11.64       82.08
MI                        420         15,461,157    4.37      11.494       661          36,812       96.56       33.15       90.00
NJ                        128         11,039,905    3.12      11.041       697          86,249       94.86       12.05       77.14
NV                        120         10,830,700    3.06      11.609       708          90,256       96.31       19.68       82.09
Other                   2,055        108,115,684   30.53      11.874       696          52,611       96.00       15.41       71.09
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                               Distribution by Zip

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
    Zip                of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
33467                       5       $  1,646,901    0.46%     11.030%      723         $329,380      97.69%      21.97%      100.00%
85242                      19          1,413,141    0.40      11.354       696          74,376       94.35       12.54       90.06
85262                       5          1,264,957    0.36      11.479       708         252,991       98.42       31.50       90.20
33076                       5          1,167,579    0.33      11.239       734         233,516       93.24        0.00       93.84
85239                      19          1,107,564    0.31      11.222       723          58,293       95.85        8.79       63.08
22026                       7            973,709    0.27      10.562       688         139,101       96.51       22.28       88.79
85326                      15            865,670    0.24      11.587       715          57,711       96.29       12.63       67.24
84020                       3            865,564    0.24      10.605       707         288,521       94.32       48.35       100.00
29451                       3            854,711    0.24       9.850       738         284,904       91.22       25.67       100.00
22079                       6            849,552    0.24      11.057       697         141,592       97.32       10.57       100.00
Other                   5,058        343,171,480   96.89      11.573       696          67,847       95.93       13.40       75.97
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                  Distribution by Remaining Months to Maturity

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
 Remaining                                        Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
 Months To              Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
 Maturity              of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                 5,012       $347,094,435   98.00%     11.527%      697         $69,253       95.88%      13.14%      76.72%
181 - 240                  30          1,531,533    0.43      11.827       676          51,051       95.44       28.81       88.54
241 - 360                 103          5,554,861    1.57      13.318       685          53,931       98.58       36.89       52.66
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================



                        Distribution by Amortization Type

                                                                                                   Weighted
                                                  Pct. Of     Weighted   Weighted                    Avg.
                                                  Pool By       Avg.       Avg.          Avg.      Combined                   Pct.
                        Number        Principal  Principal     Gross     Original     Principal    Original       Pct.       Owner
Amortization Type      of Loans        Balance    Balance     Coupon       FICO        Balance        LTV       Full Doc    Occupied
------------------------------------------------------------------------------------------------------------------------------------
10 Yr Fixed                 3       $    256,548    0.07%     12.363%      682         $85,516       90.69%      66.11%      93.07%
15 Yr Fixed                19            645,555    0.18      11.832       690          33,977       94.71       10.83       48.42
20 Yr Fixed                30          1,531,533    0.43      11.827       676          51,051       95.44       28.81       88.54
30 Yr Fixed               102          5,443,861    1.54      13.255       684          53,371       98.55       37.64       53.73
30 Yr Fixed IO              1            111,000    0.03      16.375       728         111,000       100.00       0.00        0.00
Fixed Balloon 25/15         2            422,077    0.12       8.509       713         211,039       97.76        0.00       77.62
Fixed Balloon 30/15     4,985        345,571,400   97.57      11.528       697          69,322       95.88       13.13       76.76
Fixed Balloon 30/15 IO      3            198,855    0.06      13.122       707          66,285       100.00       0.00       71.34
------------------------------------------------------------------------------------------------------------------------------------
Total:                  5,145       $354,180,830  100.00%     11.556%      697         $68,840       95.92%      13.58%      76.40%
====================================================================================================================================